Exhibit 99.1
The First Bancorp Announces Third Quarter Results
Strong Net Income Growth, Net Interest Margin Expansion, and Growth in
Non-Maturity Deposits Highlight Third Quarter Performance
DAMARISCOTTA, ME, October 22, 2025--(BUSINESS WIRE)--The First Bancorp (Nasdaq: FNLC), ("the Company", "we", "us", "our"), parent company of First National Bank, today reported unaudited results for the quarter ended September 30, 2025. Net income for the period was $9.1 million with fully diluted earnings per share of $0.81. The Company also reported unaudited results for the nine months ended September 30, 2025, with net income for the period of $24.2 million and fully diluted earnings per share of $2.16.
Third Quarter Notable Items:
•Net Income of $9.1 million represents:
◦growth of 20.0% as compared to Q3 2024; diluted EPS growth of 19.3%
◦growth of 12.6% as compared to Q2 2025; diluted EPS growth of 12.5%
•Net Interest Margin expanded to 2.70% and is:
◦an increase of 38 basis points from Q3 2024
◦an increase of 18 basis points from Q2 2025
•Non-Maturity Deposit growth of $139.5 million
•Efficiency Ratio improved to 50.40%
•Tangible Book Value per share rose to $21.74, up 7.3% from Q3 2024
•Quarterly shareholder dividend of $0.37 per share

CEO COMMENTS
"I am pleased to report strong results for the third quarter of 2025," commented Tony C. McKim, the Company's President and Chief Executive Officer. "Net income of $9.1 million for the quarter is an increase of 20.0% from the third quarter of 2024, and through nine months, earnings have increased 22.6% from a year ago. Our Return on Average Assets for the period was 1.13% and stands at 1.02% year-to-date.
"Earnings growth year-to-date has been driven by expansion of our net interest margin, the pace of which accelerated in the third quarter. Our margin for the third quarter improved to

2.70%, up 18 basis points in the period, attributable to earning asset yield enhancement in the loan portfolio, coupled with reduced funding costs.
"Balance sheet activity was mostly focused on local deposit growth in the third quarter. We saw stronger than expected growth in non-maturity deposits, which were up nearly $140 million during the period. This growth allowed for replacement of higher cost wholesale time deposits and borrowings, a key contributor in lowering overall funding costs," continued Mr. McKim. "Overall asset quality remains favorable, while our capital and liquidity positions continue to be solid."
Concluding, Mr. McKim shared "We were particularly pleased to recently be recognized as one the Best Places to Work in Maine, an award which speaks to the special culture at The First Bancorp and how that collaborative culture continually helps us achieve our purpose for our customers."
OPERATING RESULTS Q3 2025 v. Q3 2024 (prior year quarter)
Net income was $9.1 million for the three months ended September 30, 2025, an increase of $1.5 million or 20.0% from the third quarter of 2024. Net interest income was $20.1 million for the three months ended September 30, 2025, an increase of $3.7 million or 22.3% from the third quarter of 2024. Net interest margin improved to 2.70% for the third quarter of 2025, up from 2.32% in the prior year quarter. The lift in margin was the result of a 15 basis point increase in the tax equivalent yield on earning assets coupled with a 27 basis point decrease in the cost of total liabilities. Earning assets averaged a yield of 5.43% for the three months ended September 30, 2025, while total liabilities carried an average cost of 3.21%.
Total non-interest income was $4.5 million for the three months ended September 30, 2025, an increase of $353,000, or 8.6% from the third quarter of 2024 centered in Wealth Management revenue, and other operating income. Total non-interest expense for the three months ended September 30, 2025, was $12.8 million, an increase of $754,000, or 6.3%, from the third quarter of 2024. The period-to-period change is largely attributable to employee salaries and benefits, resulting from salary costs, lower deferred salaries, and normalization of incentive compensation accruals. The Company's efficiency ratio for the third quarter of 2025 was 50.40%, improved from 56.37% in the prior year quarter.
OPERATING RESULTS Q3 2025 v. Q2 2025 (linked quarter)
Net income was $9.1 million for the three months ended September 30, 2025, an increase of $1.0 million or 12.6% from the second quarter of 2025. Net interest income of $20.1 million for the three months ended September 30, 2025, was an increase of $1.6 million or 9.0% from the linked quarter. The net interest margin of 2.70% in the third quarter of 2025 was an improvement of 18 basis points driven by a 9 basis point increase in the tax equivalent yield on earning assets and a 7 basis point decrease in funding costs period-to-period.
Total non-interest income of $4.5 million for the three months ended September 30, 2025, was up $346,000 from the linked quarter. The change is centered in a $117,000 increase in Debit Card income and a $233,000 lift in other operating income, principally loan-based derivative fees. Total non-interest expense for the three months ended September 30, 2025 was $12.8 million, an increase of $555,000, or 4.5%, from the linked quarter. The change is mostly attributable to employee salaries and benefits, which included seasonal hiring activity.
LOANS, TOTAL ASSETS & FUNDING
Total assets as of September 30, 2025, were $3.20 billion, down $1.0 million in the third quarter and up $55.9 million from a year ago. Earning assets were essentially flat, down $1.8 million during the quarter comprised primarily of an increase in loans of $4.5 million and a net reduction of overnight funds sold and investments of $6.1 million. Over the past year, earning assets have increased by $58.9 million, centered in loan growth of $91.3 million and net reduction of overnight funds sold and investments of $36.6 million.
Loan balances grew at a modest pace in the third quarter, the net effect of new loan production, scheduled amortization, and payoffs during the period. The residential mortgage and home equity loan segments each contributed to loan portfolio growth, up $7.5 million and $2.7 million, respectively in the third quarter, while municipal loans grew $5.7 million. Commercial real estate balances decreased by $7.5 million, and commercial and industrial balances fell $4.5 million.
Total deposits at September 30, 2025 were $2.74 billion, up $32.2 million during the period. Non-maturity deposits exceeded seasonal growth expectations, increasing $139.5 million in the third quarter. This lift allowed for a reduction in wholesale time deposits and borrowings, with time deposits down $107.3 million and borrowed funds, principally short term FHLB advances, down $43.2 million during the period. Uninsured deposits as of September 30, 2025, were estimated at 19.7% of total deposits, and 68% of uninsured deposits were fully collateralized. Available day-one liquidity was $702 million, sufficient to cover 130% of estimated uninsured deposits.
ASSET QUALITY
Overall asset quality remains favorable. As of September 30, 2025, the ratio of non-performing assets to total assets was 0.30%, compared to 0.19% as of June 30, 2025 and 0.08% as of September 30, 2024. The ratio of non-performing loans to total loans was 0.40% as of

September 30, 2025, compared to 0.25% as of June 30, 2025 and 0.11% as of September 30, 2024. Loans past due thirty days or more were 0.69% of total loans as of September 30, 2025.
The Allowance for Credit Losses ("ACL") on loans stood at 1.05% of total loans as of September 30, 2025, in-line with both the linked quarter and prior year quarter. A provision for credit losses of $700,000 was recorded in the third quarter of 2025, focused in a $690,000 provision to the allowance for credit losses on loans. Net loan charge-offs in the third quarter totaled $441,000 resulting in an annualized year-to-date net charge-off rate of 0.07% of total loans.
CAPITAL
The Company’s regulatory capital position was strong as of September 30, 2025. The Leverage Capital ratio increased to an estimated 8.66% as of September 30, 2025, as compared to the 8.48% and 8.53% reported as of June 30, 2025, and as of September 30, 2024, respectively. The estimated Total Risk-Based Capital ratio was 13.60% as of September 30, 2025, as compared to the 13.31% and 13.11% reported as of June 30, 2025, and as of September 30, 2024, respectively. The Company's tangible book value per share was $21.74 as of September 30, 2025, up from $20.94 as of June 30, 2025 and up from $20.27 as of September 30, 2024. An improved unrealized loss position on available-for-sale securities contributed to the Tangible Common Equity ratio increasing to 7.70% as of September 30, 2025, up from 7.41% as of June 30, 2025 and 7.26% as of September 30, 2024.
DIVIDEND
On September 25, 2025, the Company's Board of Directors declared a third quarter dividend of $0.37 per share. The dividend was paid on October 16, 2025, to shareholders of record as of October 6, 2025.
ABOUT THE FIRST BANCORP
The First Bancorp, the parent company of First National Bank, is based in Damariscotta, Maine. Founded in 1864, First National Bank is a full-service community bank with $3.17 billion in assets. The Bank provides a complete array of commercial and retail banking services through eighteen locations in mid-coast and eastern Maine. First National Wealth Management, a division of the Bank, provides investment management and trust services to individuals, businesses, and municipalities. More information about The First Bancorp, First National Bank and First National Wealth Management may be found at www.thefirst.com.

The First Bancorp
Quarterly Selected Financial Data (Unaudited)

	At or for the quarters ended
Dollars in thousands, except for per share amounts	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Financial Data
Total Assets	$3,198,478	$3,199,510	$3,187,372	$3,157,010	$3,142,563
Total Loans	2,398,510	2,394,007	2,383,150	2,340,940	2,307,253
Total Investment Securities	642,961	653,855	656,844	651,587	669,076
Total Deposits	2,737,550	2,705,337	2,711,335	2,725,251	2,702,718
Total Shareholders’ Equity	274,566	265,492	259,681	252,493	256,783
Net Income	9,082	8,063	7,077	7,282	7,571
Per Common Share Data
Basic Earnings per Share	$0.82	$0.73	$0.64	$0.66	$0.69
Diluted Earnings per Share	0.81	0.72	0.63	0.65	0.68
Cash Dividends Declared	0.37	0.37	0.36	0.36	0.36
Book Value per Common Share	24.48	23.69	23.19	22.63	23.03
Tangible Book Value per Common Share	21.74	20.94	20.44	19.87	20.27
Market Value	26.26	25.41	24.72	27.35	26.32
Financial Ratios
Return on Average Equity(1)	13.33%	12.31%	11.13%	11.27%	11.86%
Return on Average Tangible Common Equity(1)	15.04%	13.95%	12.64%	12.81%	13.50%
Return on Average Assets(1)	1.13%	1.01%	0.91%	0.92%	0.98%
Pre-tax, pre-provision Return on Assets(1)	1.46%	1.30%	1.15%	1.24%	1.10%
Net Interest Margin Tax-Equivalent(1)	2.70%	2.52%	2.48%	2.42%	2.32%
Dividend Payout Ratio	45.18%	50.89%	56.34%	54.71%	52.55%
GAAP Efficiency Ratio	51.99%	54.13%	58.91%	55.23%	58.47%
Efficiency Ratio (non-GAAP)	50.40%	52.39%	56.93%	53.39%	56.37%
Asset Quality Ratios
Allowance for Credit Losses/Total Loans	1.05%	1.04%	1.05%	1.06%	1.04%
Allowance to Non-Performing Loans	261.36%	411.13%	414.88%	585.41%	961.00%
Non-Performing Loans to Total Loans	0.40%	0.25%	0.25%	0.18%	0.11%
Non-Performing Assets to Total Assets	0.30%	0.19%	0.19%	0.14%	0.08%
Capital Ratios
Leverage Capital Ratio(2)	8.66%	8.48%	8.40%	8.47%	8.53%
Tier 1 Capital Ratio(2)	12.43%	12.15%	11.96%	12.04%	11.97%
Total Capital Ratio(2)	13.60%	13.31%	13.12%	13.22%	13.11%
Tangible Common Equity Ratio	7.70%	7.41%	7.25%	7.09%	7.26%
Average Equity to Average Assets	8.45%	8.23%	8.15%	8.17%	8.24%
Average Tangible Equity to Average Assets	7.49%	7.27%	7.17%	7.19%	7.24%
(1)Annualized using a 365-day basis for 2025 and a 366-day basis for 2024.
(2)Estimated for current period.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Assets
Cash and due from banks	$31,606	$27,360	$26,432	$27,636	$35,136
Interest-bearing deposits in other banks	7,225	3,253	2,938	22,100	17,199
Securities available-for-sale	273,493	278,248	280,764	274,680	285,021
Securities held-to-maturity	362,552	367,873	368,571	369,704	377,635
Restricted equity securities, at cost	6,916	7,734	7,509	7,203	6,420
Loans held for sale	333	—	—	—	—
Loans	2,398,510	2,394,007	2,383,150	2,340,940	2,307,253
Less allowance for credit losses	25,078	24,829	25,114	24,871	23,999
Net loans	2,373,432	2,369,178	2,358,036	2,316,069	2,283,254
Accrued interest receivable	16,256	19,386	17,923	13,976	14,600
Premises and equipment	27,919	28,198	28,626	27,855	27,449
Other real estate owned	—	—	—	173	173
Goodwill	30,646	30,646	30,646	30,646	30,646
Other assets	68,100	67,634	65,927	66,968	65,030
Total assets	$3,198,478	$3,199,510	$3,187,372	$3,157,010	$3,142,563
Liabilities
Demand deposits	$313,729	$291,150	$267,876	$292,255	$312,956
NOW deposits	638,090	590,536	613,245	676,107	651,242
Money market deposits	458,398	388,214	398,966	376,627	344,102
Savings deposits	255,806	256,584	261,732	265,451	269,092
Certificates of deposit	688,001	774,521	754,558	702,632	693,948
Certificates $100,000 to $250,000	210,741	231,926	241,536	225,106	251,910
Certificates $250,000 and over	172,785	172,406	173,422	187,073	179,468
Total deposits	2,737,550	2,705,337	2,711,335	2,725,251	2,702,718
Borrowed funds	152,968	196,170	185,444	146,278	151,027
Other liabilities	33,394	32,511	30,912	32,988	32,035
Total Liabilities	2,923,912	2,934,018	2,927,691	2,904,517	2,885,780
Shareholders' equity
Common stock	112	112	112	112	111
Additional paid-in capital	73,276	72,795	72,355	71,832	71,389
Retained earnings	234,435	229,511	225,592	222,823	219,559
Net unrealized loss on securities available-for-sale	(33,523)	(37,237)	(38,702)	(42,671)	(34,394)
Net unrealized loss on transferred securities from available-for-sale to held-to-maturity	(40)	(60)	(45)	(47)	(49)
Net unrealized gain (loss) on cash flow hedging derivative instruments	19	84	82	157	(136)
Net unrealized gain on postretirement costs	287	287	287	287	303
Total shareholders' equity	274,566	265,492	259,681	252,493	256,783
Total liabilities & shareholders' equity	$3,198,478	$3,199,510	$3,187,372	$3,157,010	$3,142,563

Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	11,214,455	11,205,861	11,196,881	11,155,528	11,148,066
Book value per common share	$24.48	$23.69	$23.19	$22.63	$23.03
Tangible book value per common share	$21.74	$20.94	$20.44	$19.87	$20.27

The First Bancorp
Quarterly Consolidated Statements of Income (Unaudited)

	For the Quarters Ended
In thousands of dollars, except per share data	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Interest income
Interest and fees on loans	$36,197	$35,014	$33,924	$33,899	$33,498
Interest on deposits with other banks	108	51	56	360	56
Interest and dividends on investments	4,700	4,760	4,729	4,740	4,733
Total interest income	41,005	39,825	38,709	38,999	38,287
Interest expense
Interest on deposits	19,380	19,725	19,269	20,300	20,118
Interest on borrowed funds	1,567	1,691	1,641	1,146	1,767
Total interest expense	20,947	21,416	20,910	21,446	21,885
Net interest income	20,058	18,409	17,799	17,553	16,402
Credit loss expense (reduction) - loans	690	348	396	1,246	(580)
Credit loss expense (reduction) - debt securities held to maturity	(12)	1	1	(28)	76
Credit loss expense (reduction) - off-balance sheet credit exposures	22	137	(5)	(54)	(134)
Total credit loss expense (reduction)	700	486	392	1,164	(638)
Net interest income after provision for credit losses	19,358	17,923	17,407	16,389	17,040
Non-interest income
Investment management and fiduciary income	1,341	1,336	1,317	1,274	1,232
Service charges on deposit accounts	532	539	531	496	511
Mortgage origination and servicing income	219	221	195	282	193
Debit card income	1,403	1,286	1,170	1,572	1,365
Other operating income	980	747	789	812	821
Total non-interest income	4,475	4,129	4,002	4,436	4,122
Non-interest expense
Salaries and employee benefits	6,674	6,276	6,850	6,462	6,126
Occupancy expense	814	876	877	841	823
Furniture and equipment expense	1,491	1,438	1,462	1,440	1,416
FDIC insurance premiums	698	701	694	629	636
Amortization of identified intangibles	7	6	7	6	7
Other operating expense	3,070	2,902	2,954	2,767	2,992
Total non-interest expense	12,754	12,199	12,844	12,145	12,000
Income before income taxes	11,079	9,853	8,565	8,680	9,162
Applicable income taxes	1,997	1,790	1,488	1,398	1,591
Net Income	$9,082	$8,063	$7,077	$7,282	$7,571
Basic earnings per share	$0.82	$0.73	$0.64	$0.66	$0.69
Diluted earnings per share	$0.81	$0.72	$0.63	$0.65	$0.68

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2025 and 2024.

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2025	9/30/2024	9/30/2025	6/30/2025	9/30/2024
Net interest income as presented	$56,266	$46,357	$20,058	$18,409	$16,402
Effect of tax-exempt income	2,136	2,072	727	$698	717
Net interest income, tax equivalent	$58,402	$48,429	$20,785	$19,107	$17,119
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and provision for credit losses on securities from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-

equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2025	9/30/2024	9/30/2025	6/30/2025	9/30/2024
Non-interest expense, as presented	$37,797	$35,011	$12,754	$12,199	$12,000
Net interest income, as presented	56,266	46,357	20,058	18,409	16,402
Effect of tax-exempt interest income	2,136	2,072	727	698	717
Non-interest income, as presented	12,606	11,919	4,475	4,129	4,122
Effect of non-interest tax-exempt income	144	136	48	48	45
Adjusted net interest income plus non-interest income	$71,152	$60,484	$25,308	$23,284	$21,286
Non-GAAP efficiency ratio	53.12%	57.88%	50.40%	52.39%	56.37%
GAAP efficiency ratio	54.88%	60.08%	51.99%	54.13%	58.47%
The Company presents certain information based upon tangible common equity instead of total shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. GAAP:

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2025	9/30/2024	9/30/2025	6/30/2025	9/30/2024
Average shareholders' equity as presented	$263,639	$247,463	$270,306	$260,248	$253,911
Less intangible assets	(30,794)	(30,820)	(30,801)	(30,798)	(30,827)
Tangible average shareholders' equity	$232,845	$216,643	$239,505	$229,450	$223,084
To provide period-to-period comparison of operating results prior to consideration of credit loss provision and income taxes, the non-GAAP measure of PTPP Net Income is presented. The following table provides a reconciliation to Net Income:

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2025	9/30/2024	9/30/2025	6/30/2025	9/30/2024
Net Income, as presented	$24,222	$19,763	$9,082	$8,063	$7,571
Add: credit loss expense (reduction)	1,578	(639)	700	486	(638)
Add: income taxes	5,275	4,141	1,997	1,790	1,591
Pre-Tax, pre-provision net income	$31,075	$23,265	$11,779	$10,339	$8,524

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Category: Earnings
Source: The First Bancorp

The First Bancorp
Richard M. Elder, EVP, Chief Financial Officer
207-563-3195
rick.elder@thefirst.com